Exhibit 99 (a)

Bank of Granite	NEWS
—— C O R P O R A T I O N ——

FOR RELEASE:	July 10, 2006
BANK OF GRANITE CORPORATION REPORTS RECORD
EARNINGS FOR SECOND QUARTER OF 2006
     Bank of Granite Corporation (NASDAQ: GRAN) reported record earnings for the second quarter of 2006. Net income increased 14.2% to $4.46 million for the quarter ended June 30, 2006 compared to $3.91 million for the comparable quarter of 2005. On a diluted earnings per share basis, the Company earned $0.35 per share in the second quarter of 2006 compared to $0.30 per share in the second quarter of 2005, an increase of 16.7%. For the six-months ended June 30, 2006, net income increased 25.6% to $8.91 million compared to $7.09 million for the comparable six-month period of 2005. On a diluted earnings per share basis, the Company earned $0.69 per share for the first six months of 2006 compared to $0.53 per share in the comparable period of 2005, an increase of 30.2%.
     The earnings growth also resulted in improvement in some of the Company’s key performance ratios. The annualized return on average assets (ROA) was 1.56% in the second quarter of 2006 compared to 1.48% in the second quarter of 2005, while the annualized return on average equity (ROE) was 12.59% compared to 11.20% for the same periods. The Company’s efficiency ratio for the second quarter was 47.86% in 2006 compared to 52.67% in 2005.
     The Company ended the second quarter of 2006 with total assets of $1.18 billion, total loans of $0.88 billion, and total deposits of $0.95 billion. Total assets grew 10.0%, loans grew 7.7%, and deposits grew 13.5% since the second quarter of 2005. Total assets, total loans, and total deposits were all at record levels at the end of the quarter.
     Charles Snipes, Chairman and Chief Executive Officer, attributed the second quarter earnings improvement to continued growth in loans and deposits and to an improved net interest margin, which was helped by the Federal Reserve’s continued increases in its overnight interest rate. Snipes said Bank of Granite enjoyed the loan and deposit growth in both the Bank’s legacy and newer markets, and he cited his banking team’s focus on relationship banking as the primary reason for the growth.
     Bank of Granite Corporation’s common stock trades on the NASDAQ Stock Market® under the symbol “GRAN.” Bank of Granite Corporation is the parent company of Bank of Granite and Granite Mortgage. Bank of Granite operates twenty-one full-service banking offices in seven North Carolina counties—Burke, Caldwell, Catawba, Forsyth, Mecklenburg, Watauga, and Wilkes. Granite Mortgage, a mortgage banking company headquartered in Winston-Salem, originates home mortgages in these counties as well as in Cumberland, Guilford, and Rowan counties.
* * * * *
Please see the attached supplemental “Financial Data” tables.
For further information, contact Kirby Tyndall, Chief Financial Officer at
Voice (828) 496-2026, Fax (828) 496-2010 or Internet: ktyndall@bankofgranite.com.

PO Box 128 Granite Falls, NC 28630	www.bankofgranite.com

Bank of Granite Corporation
Selected Financial Data

	Three Months Ended			Six Months Ended
	June 30,			June 30,
(in thousands except per share data)	2006	2005	% change	2006	2005	% change

Consolidated earnings summary:
Interest income, taxable equivalent	$21,738	$16,602	30.9%	$41,747	$31,875	31.0%
Interest expense	7,516	4,688	60.3%	14,137	8,764	61.3%

Net interest income, taxable equivalent	14,222	11,914	19.4%	27,610	23,111	19.5%
Taxable equivalent adjustment	254	289	-12.1%	523	599	-12.7%

Net interest income	13,968	11,625	20.2%	27,087	22,512	20.3%
Loan loss provision	1,915	892	114.7%	3,150	2,122	48.4%
Noninterest income	3,294	3,152	4.5%	6,295	5,610	12.2%
Noninterest expense	8,384	7,936	5.6%	16,427	15,252	7.7%

Income before income taxes	6,963	5,949	17.0%	13,805	10,748	28.4%
Income taxes	2,501	2,041	22.5%	4,896	3,655	34.0%

Net income	$4,462	$3,908	14.2%	$8,909	$7,093	25.6%

Earnings per share — Basic	$0.35	$0.30	16.7%	$0.69	$0.54	27.8%
Earnings per share — Diluted	0.35	0.30	16.7%	0.69	0.53	30.2%

Average shares — Basic	12,847	13,184	-2.6%	12,863	13,234	-2.8%
Average shares — Diluted	12,887	13,222	-2.5%	12,905	13,277	-2.8%

Consolidated balance sheet data at June 30:
Total assets				$1,176,472	$1,069,400	10.0%
Total deposits				945,665	833,453	13.5%
Loans (gross)				876,879	814,518	7.7%
Shareholders’ equity				142,045	140,567	1.1%

Consolidated average balance sheet data:
Total assets	$1,144,205	$1,058,591	8.1%	$1,129,098	$1,045,362	8.0%
Total deposits	913,170	805,296	13.4%	899,817	788,939	14.1%
Loans (gross)	869,151	807,808	7.6%	858,262	796,244	7.8%
Shareholders’ equity	142,160	139,973	1.6%	141,288	140,431	0.6%

Consolidated performance ratios:
Return on average assets*	1.56%	1.48%		1.59%	1.37%
Return on average equity*	12.59%	11.20%		12.72%	10.19%
Efficiency ratio	47.86%	52.67%		48.45%	53.10%

Consolidated asset quality data and ratios:
Nonaccruing loans				$7,635	$5,599	36.4%
Accruing loans 90 days past due				3,603	3,292	9.4%

Nonperforming loans				11,238	8,891	26.4%
Foreclosed properties				851	1,640	-48.1%

Nonperforming assets				12,089	10,531	14.8%

Allowance for loan losses				13,912	14,065	-1.1%

Loans charged off				3,395	1,868	81.7%
Recoveries of loans charged off				233	147	58.5%

Net loan charge-offs (recoveries)				3,162	1,721	83.7%

Net charge-offs to average loans*				0.74%	0.44%
Nonperforming loans to total assets				0.96%	0.83%
Allowance coverage of nonperforming loans				123.79%	158.19%
Allowance for loan losses to gross loans				1.59%	1.73%
Allowance for loan losses to net loans				1.61%	1.76%

Subsidiary earnings summary:
Bank of Net interest income	$13,316	$10,908	22.1%	$25,903	$21,151	22.5%
Granite Loan loss provision	1,903	886	114.8%	3,126	2,110	48.2%
Noninterest income	2,086	2,111	-1.2%	4,178	3,749	11.4%
Noninterest expense	6,488	6,141	5.7%	12,879	11,886	8.4%
Income taxes	2,410	1,975	22.0%	4,788	3,574	34.0%
Net income	4,601	4,017	14.5%	9,288	7,330	26.7%

Granite Net interest income	$891	$801	11.2%	$1,599	$1,509	6.0%
Mortgage Loan loss provision	12	6	100.0%	24	12	100.0%
Noninterest income	1,090	1,041	4.7%	1,999	1,862	7.4%
Noninterest expense	1,742	1,679	3.8%	3,304	3,157	4.7%
Income taxes	91	66	37.9%	108	81	33.3%
Net income	136	97	40.2%	162	121	33.9%

* Annualized based on number of days in the period.	More

Bank of Granite Corporation
Selected Financial Data

		Quarters Ended
		Jun 30,	Mar 31,	Dec 31,	Sep 30,	Jun 30,
(in thousands except per share data)		2006	2006	2005	2005	2005

	Consolidated earnings summary:
	Interest income, taxable equivalent	$21,738	$20,009	$19,264	$18,170	$16,602
	Interest expense	7,516	6,621	6,048	5,361	4,688

	Net interest income, taxable equivalent	14,222	13,388	13,216	12,809	11,914
	Taxable equivalent adjustment	254	269	275	276	289

	Net interest income	13,968	13,119	12,941	12,533	11,625
	Loan loss provision	1,915	1,235	1,470	1,602	892
	Noninterest income	3,294	3,001	2,963	3,338	3,152
	Noninterest expense	8,384	8,043	8,665	7,899	7,936

	Income before income taxes	6,963	6,842	5,769	6,370	5,949
	Income taxes	2,501	2,395	1,992	2,231	2,041

	Net income	$4,462	$4,447	$3,777	$4,139	$3,908

	Earnings per share — Basic	$0.35	$0.35	$0.29	$0.32	$0.30
	Earnings per share — Diluted	0.35	0.34	0.29	0.32	0.30

	Average shares — Basic	12,847	12,879	12,992	13,068	13,184
	Average shares — Diluted	12,887	12,923	13,037	13,114	13,222

	Consolidated ending balance sheet data:
	Total assets	$1,176,472	$1,150,798	$1,106,724	$1,110,546	$1,069,400
	Total deposits	945,665	919,019	879,111	879,136	833,453
	Loans (gross)	876,879	856,470	832,447	819,180	814,518
	Shareholders’ equity	142,045	140,641	139,848	140,157	140,567

	Consolidated average balance sheet data:
	Total assets	$1,144,205	$1,113,991	$1,099,276	$1,078,832	$1,058,591
	Total deposits	913,170	886,464	869,572	845,567	805,296
	Loans (gross)	869,151	847,372	827,409	815,880	807,808
	Shareholders’ equity	142,160	140,416	140,031	139,987	139,973

	Consolidated performance ratios:
	Return on average assets*	1.56%	1.62%	1.36%	1.52%	1.48%
	Return on average equity*	12.59%	12.84%	10.70%	11.73%	11.20%
	Efficiency ratio	47.86%	49.08%	53.56%	48.92%	52.67%

	Consolidated asset quality data and ratios:
	Nonaccruing loans	$7,635	$6,627	$6,424	$5,514	$5,599
	Accruing loans 90 days past due	3,603	3,616	4,208	1,917	3,292

	Nonperforming loans	11,238	10,243	10,632	7,431	8,891
	Foreclosed properties	851	1,223	926	1,391	1,640

	Nonperforming assets	12,089	11,466	11,558	8,822	10,531

	Allowance for loan losses	13,912	15,119	13,924	12,868	14,065

	Loans charged off	3,222	173	525	2,857	851
	Recoveries of loans charged off	101	133	111	58	55

	Net loan charge-offs (recoveries)	3,121	40	414	2,799	796

	Net charge-offs to average loans*	1.44%	0.02%	0.20%	1.36%	0.40%
	Nonperforming loans to total assets	0.96%	0.89%	0.96%	0.67%	0.83%
	Allowance coverage of nonperforming loans	123.79%	147.60%	130.96%	173.17%	158.19%
	Allowance for loan losses to gross loans	1.59%	1.77%	1.67%	1.57%	1.73%
	Allowance for loan losses to net loans	1.61%	1.80%	1.70%	1.60%	1.76%

	Subsidiary earnings summary:
Bank of	Net interest income	$13,316	$12,587	$12,266	$11,739	$10,908
Granite	Loan loss provision	1,903	1,223	1,458	1,590	886
	Noninterest income	2,086	2,092	1,967	2,058	2,111
	Noninterest expense	6,488	6,391	6,895	6,023	6,141
	Income taxes	2,410	2,377	1,968	2,122	1,975
	Net income	4,601	4,688	3,912	4,062	4,017

Granite	Net interest income	$891	$708	$785	$892	$801
Mortgage	Loan loss provision	12	12	12	12	6
	Noninterest income	1,090	909	981	1,148	1,041
	Noninterest expense	1,742	1,561	1,689	1,760	1,673
	Income taxes	91	18	24	109	66
	Net income	136	26	41	159	97

*	Annualized based on number of days in the period.

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